EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1999 (except with respect to the Southern Bancshares LTD, ANB Corporation and Heritage Financial Services, Inc. business combinations discussed in
    Note 2 as to which the dates are January 29, 1999, March 10, 2000 and March 1, 2000, respectively ) included in Old National Bancorp's supplemental financial statements on Form 8-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP
                                                             Arthur Andersen LLP

    Indianapolis, Indiana
    October 3, 2000